                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Virtual Communities, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

                                      N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
                                      N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:
                                      N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                     N/A
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
                                      N/A
     -------------------------------------------------------------------------


     (3) Filing Party:
                                   N/A
     -------------------------------------------------------------------------


     (4) Date Filed:
                                      N/A
     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           Virtual Communities, Inc.
                         589 Eighth Avenue, 7th Floor
                              New York, NY 10018
                                (212) 931-8600

                                                                   May 15, 2000

Dear Stockholder:

   We invite you to attend our Annual Meeting of Stockholders on Tuesday, June 6, 2000, 10:30 a.m., to be held at the offices of Virtual Communities, Inc., 589 8th Avenue, 7th floor, New York City, New York, 10018.

   This pamphlet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you about the agenda and procedures for the meeting. In addition to specific agenda items, we will discuss generally the operations of Virtual Communities, Inc. We welcome your comments, and hope you will join us.

   Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting of Stockholders. The Board of Directors recommends that stockholders vote FOR each of the matters described in the proxy statement to be presented at the Annual Meeting of Stockholders.

   PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

   Thank you.

                                          Sincerely,

                                          /s/ Avi Moskowitz
                                          Avi Moskowitz
                                          Chief Executive Officer, Chairman
                                           and Chief Financial Officer

                           VIRTUAL COMMUNITIES, INC.
                         589 Eighth Avenue, 7th Floor
                           New York, New York 10018

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 6, 2000

   Virtual Communities, Inc., a Delaware corporation, will hold its Annual Meeting of Stockholders on Tuesday, June 6, 2000, to be held at the offices of the Company, 589 8th Avenue, 7th floor, New York City, New York, 10018, for the following purposes:

     1. To elect the Board of Directors for the coming year;

     2. To ratify amendments to Virtual Communities, Inc.'s 1999 Stock Incentive Plan;

     3. To ratify the appointment of Arthur Andersen LLC as independent auditors of Virtual Communities, Inc., for the fiscal year 2000; and

     4. To transact any other business that may properly come before the Annual Meeting of Stockholders.

   If you own shares of Virtual Communities, Inc. as of the close of business on May 4, 2000, you can vote those shares by proxy or at the Annual Meeting of Stockholders.

New York, New York
May 15, 2000

                                        By Order of the Board of Directors

                                        Jack Rose
                                        General Counsel and Secretary

                               ----------------

   IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NECESSARY IF YOU MAIL IT IN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Voting Rights and Solicitation of Proxies................................   1
I.Election of Directors..................................................   3
  Nominees for Directors.................................................   3
  Board Meetings and Committees of the Board.............................   4
  Director Compensation..................................................   4
  Indemnification........................................................   5
  Other Executive Officers...............................................   5
II.Ratification of the Virtual Communities, Inc., 1999 Stock Incentive
     Plan, as Amended and Restated.......................................   7
  Purpose................................................................   7
  General/Number of Shares Available.....................................   7
  Description of the Amended Post-Merger Plan............................   8
Security Ownership and Certain Beneficial Owners and Management..........   8
Executive Compensation...................................................  11
  Summary Compensation Table.............................................  11
  Option Grants in 1999..................................................  12
  Aggregated Option Exercises in the Last Fiscal Year and the 1999 Year
   End Option Values.....................................................  12
  Employment Agreements..................................................  13
  Compensation Committee Interlocks and Insider Participation............  14
  Certain Relationships and Related Transactions.........................  14
  Compliance with Section 16(a) of the Exchange Act......................  17
III.Ratification of Appointment of Independent Auditors..................
Report of the Compensation Committee of the Board of Directors...........  18
  Compliance with Internal Revenue Code Section 162(m)...................  18
Stockholder Proposals for the 2001 Annual Meeting........................  19
Other Business...........................................................  19
Exhibit A: Virtual Communities, Inc., 1999 Stock Incentive Plan, as
 Amended and Restated....................................................  20

                           VIRTUAL COMMUNITIES, INC.

                                PROXY STATEMENT

               IN CONNECTION WITH ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 6, 2000.

   The Board of Directors of Virtual Communities, Inc., (the "Company", "we" or "us") is soliciting proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, June 6, 2000 and at any adjournment or postponement.

   This proxy statement and the accompanying proxy are first being sent to stockholders entitled to vote at the Annual Meeting on or about May 15, 2000. The Company's principal executive offices are located at 589 Eighth Avenue, 7th Floor, New York, New York 10018, telephone number 212-931-8600.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

Purpose Of The Annual Meeting

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting. Each proposal is described in more detail in this proxy statement.

Record Date And Shares Outstanding

   Stockholders of record at the close of business on May 4, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 16,500,244 shares of common stock were issued and outstanding. The closing price of our common stock on the Nasdaq National Market on the Record Date was $3.25 per share.

Revocability And Voting Of Proxies

   Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

  . by writing a letter delivered to Jack Rose, General Counsel and Secretary of the Company, stating that the proxy is revoked;

  .  by submitting another proxy with a later date; or

  .  by attending the Annual Meeting and voting in person.

   Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that stockholder's beneficial ownership of the shares. Shares of common stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies, unless the proxies have been revoked.

   Unless we receive specific instructions to the contrary, properly executed proxies will be voted: (1) election of seven (7) directors, to serve until the 2001 Annual Meeting of Stockholders; (2) to ratify the amendments to the Virtual Communities, Inc., 1999 Stock Incentive Plan; (3) to ratify the appointment of Arthur Andersen LLC as independent auditors of Virtual Communities, Inc. for the fiscal year 2000; and (4) upon any and all other business that may properly come before the Annual Meeting.

List Of Stockholders

   A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting during regular business hours at our offices at 589 Eighth Avenue, 7th Floor, New York, NY 10018, by contacting Jack Rose, General Counsel and Secretary of the Company.

Voting At The Annual Meeting

   Each share of common stock outstanding on the Record Date will be entitled to one (1) vote on each matter submitted to a vote of the stockholders, including the election of directors and approval of the amendments to the Virtual Communities, Inc., 1999 Stock Incentive Plan (the "Post-Merger Plan"). Cumulative voting by stockholders is not permitted.

   The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

   A plurality of the votes cast is required for the election of Directors. Abstentions and broker "non-votes" are not counted for purpose of the election of Directors.

   The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required for approval of Proposal Two (approval of the Company's amendments to the Post-Merger Plan) and to ratify the appointment of Arthur Andersen as independent auditors of Virtual Communities, Inc., for the fiscal year 2000. Abstentions will have the same effect as a vote cast "against" such proposals, whereas broker non-votes are not considered to have been voted on such proposals.

Solicitation

   We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional compensation for the solicitation. We estimate that the amount spent in printing costs and legal fees in preparing this solicitation will be $10,000.

Annual Report

   The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (the "Annual Report") is being mailed to stockholders with this Proxy Statement.

   The Company will provide, without charge, to each person to whom a copy of this Proxy Statement is delivered, upon the written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents incorporated in the Annual Report by reference (other than exhibits, unless such exhibits are specifically incorporated by reference). Requests should be directed to: Virtual Communities, Inc. 589 8th Avenue--7th Floor, New York, NY 10018, Attention Investor Relations.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees For Directors

   The Board of Directors proposes the following seven nominees for election as directors at the Annual Meeting. The directors will hold office from election until the next Annual Meeting, or until their successors are elected and qualified.

                                                                      Director
     Name                                              Age Position    Since
     ----                                              --- -------- ------------
     Avi Moskowitz....................................  35 Director October 1999
     Robert J. Levenson...............................  68 Director October 1999
     Fred S. Lafer....................................  71 Director October 1999
     Jonathan Seybold.................................  57 Director July 1994
     Allan Dalfen.....................................  55 Director January 1995
     Peter A. Jacobs..................................  55 Director October 1999
     David Morris.....................................  30 Director October 1999

   Avi Moskowitz became Chairman of the Board, President and Chief Executive Officer of Virtual Communities, Inc. (the "Company"), a Delaware corporation, which is the product of a merger consummated October 29, 1999 (the "Merger"), in which the Company merged with and into a wholly-owned subsidiary of Heuristic Development Group, Inc. ("HDG"). Mr. Moskowitz founded VCI in August 1996 serving as Chairman, Chief Executive Officer and President until it merged with a subsidiary of the Company in October 1999. Mr. Moskowitz was also the founder of Virtual Communities Israel Ltd. and served as the entity's sole Director and Chief Executive Officer until May 1999. From 1994 until 1996, Mr. Moskowitz was a principal of NetMedia, Ltd., an Israel Internet service provider. From 1986 through 1994, Mr. Moskowitz was President of MedPlus Inc., a New York-based value-added reseller of healthcare software systems. Mr. Moskowitz attended Yeshiva College of Yeshiva University.

   Jonathan W. Seybold has been a director of the Company and the Company's predecessor, HDG, since July 1994 and was Chairman of the Board until the completion of the merger with the Company in October 1999. Mr. Seybold was founder, Chairman and CEO of Seybold Seminars, Inc., a company which conducts large scale, technology-based trade shows and conferences and Seybold Publications, a company which publishes reports on publishing systems, desktop publishing and internet publishing applications. Both companies were acquired by Ziff-Davis in November, 1990. He was also co-founder and Chairman of Pretty Good Privacy, Inc. (PGP), a company which provides software for encryption of digital information. PGP was acquired by Network Associates, Inc. in December, 1997.

   Robert J. Levenson became a director of the Company upon the consummation of the merger in October 1999. Since 1992, he has been a Director of First Data Corp. ("FDC"), a NYSE company. From May 1993 through March 2000, he was an Executive Vice President of FDC. Mr. Levenson is a managing member of Lenox Capital Group, LLC. He formerly served as Senior Executive Vice President, Chief Operating Officer, and Member of the Office of the President of Medco Containment Services, Inc., a provider of managed care prescription benefits. Mr. Levenson was a Director of Medco Containment Services, Inc. from October 1990 until December 1992. From 1985 until October 1990, Mr. Levenson was Group President and Director of ADP. Mr. Levenson is also a director of Vestcom International, Inc., Superior Telecom, Inc. and Emisphere Technologies, Inc.

   Fred S. Lafer become a director of the Company upon the completion of the merger in October 1999. From 1994 to the present, Mr. Lafer has been President of the Taub Foundation, a charitable foundation. Prior thereto, until 1996, Mr. Lafer was Senior Vice President and Secretary of Automatic Data Processing, Inc., a provider of employer, financial and data services. He is also a member of the Board of Vestcom International.

   Allan Dalfen has been a director of the Company and HDG since January 1995. Mr. Dalfen has served as President of Dalfen Corporation, an investment corporation. From October 1992 to December 1994, Mr. Dalfen served as President and Chief Executive Officer of Vestro Foods, Inc. and from 1979 to 1992, Mr. Dalfen served as President and Chief Executive Officer of Weider Health and Fitness. Mr. Dalfen is currently President, CEO and a Director of Dairy King Food Services, a Los Angeles-based food company.

   Peter A. Jacobs has been a director of the Company upon completion of the merger and was a director of VCI since April 1998. Since March 1998, he has been a director of Hillsdown Holdings PLC, a publicly traded U.K. food and furniture company, and he has also been Chairman of Hillsdown since March 1999. In December 1998, Mr. Jacobs became Chairman of Healthcall, Ltd., a doctor's deputizing service, and in November 1998, he became a director of Bank Leumi U.K. Since March 1998, Mr. Jacobs has been a director of Allied Domecque, Ltd., a U.K.-based food, beverage and spirits company. From May 1991 until August 1999, Mr. Jacobs was Chief Executive Officer of BUPA, the U.K.'s largest private health care provider and health insurer. Mr. Jacobs received a BSC in Mechanical Engineering in 1966 and a DMS in Management Studies in 1969 from Aspon University, Birmingham, England.

   David Morris became a director of the Company upon the completion of the merger and was a director of VCI from April 1998 and continued until the Merger. Since May 1998, he has been a director of ENG Ltd., a U.K. IT support company which provides web hosting network management services. Since February 1998, he has been a director of Vanco Ltd., a provider of wide area management network systems. Since June 1997, Mr. Morris has been an employee of Monhouse Ltd., a U.K.-based management company and, since June 1998, he has been a director of Monhouse. He is also a director of Kerbybridge Properties, a property investment/development company, and a director of Voyeur Ltd. and PC Clothing, Ltd., two U.K.-based clothing companies since February 1998. From 1996 through 1997, Mr. Morris was an investment trusts specialist for Brewin Dolphin Ltd., a U.K. stock brokerage firm. From January 1995 to December 1995, Mr. Morris was employed by Net Media Ltd., an Israeli Internet service provider, that was partially owned by Mr. Moskowitz until December 1995. Mr. Morris received a Bachelor of Arts degree from University of Westminster, London in 1993.

                  Board Meetings And Committees Of The Board

   The Board of Directors met three (3) times in 1999 and conducted three (3) telephonic meetings. No incumbent director attended less than 75% of the total number of all meetings of the Board and any committees of the Board on which he or she served, if any, during 1999.

   The functions and responsibilities of the standing committees of the Board of Directors are described below.

   Compensation Committee. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company and may administer the Company's stock option plan. The members of the Compensation Committee are Robert J. Levenson, Fred Lafer and Peter Jacobs. There were no meetings held in 1999.

   Audit Committee. The Audit Committee reviews the results, and scope of the audit and other accounting related matters. The members of the Audit Committee are David Morris and Allan Dalfen. There were no meetings held in 1999. The Audit Committee members are independent as defined in Rule 4209(a)(15) of the National Association of Securities Dealers ("NASD").

Director Compensation

   Directors who are also our employees receive no compensation for serving on our Board or committees. We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings. Non-employee directors are also eligible to receive automatic stock option grants under our Post-Merger Plan, as amended and restated.

   Each director who becomes an eligible non-employee director for the Company receives an initial grant of options to acquire 50,000 shares of our common stock and, in addition, will receive a grant of options to acquire 50,000 shares for each year of service as a non-employee director of the Company. After the first year of service as a non-employee director, the initial grant of options to acquire 50,000 shares shall become vested and each subsequent year another third shall be vested until the end of the third year of service. Each eligible non-employee director will become 100% vested in those options after three complete years of service as a non-employee director. If the non-employee director terminates his service or is not elected before the end of the third year, he will own only those options of shares which have previously vested.

Indemnification

   The Delaware General Corporation Law provides that a corporation may indemnify its directors and officers for certain liabilities. We indemnify our directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is required under our By-Laws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

   At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company in which indemnification would be required or permitted, and we are not aware of any threatened litigation or proceeding which may result in a claim for indemnification by us.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE SEVEN NOMINEES AS DIRECTORS OF THE COMPANY

   We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed above. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. The Board of Directors does not presently anticipate that any nominee will be unable to serve.

Other Executive Officers

   The names of, and certain information regarding, our executive officers who are not directors, are set forth below. The executive officers serve at the pleasure of the Board and the Chief Executive Officer.

   Michael S. Harwayne, 30, became Vice President of Marketing and Business Development of the Company upon the completion of the Company's merger with VCI in October 1999. He joined VCI in March 1999 and became Chief Operating Officer of the Company in February 2000. From 1995 to 1999, Mr. Harwayne was employed by McKinsey & Company, Inc. where he was an Associate until 1997, and then an Engagement Manager. From 1991 to 1993, he held several positions at the International Data Group, including account representative and management associate to PC World magazine and circulation manager of Multimedia World. Mr. Harwayne received a Bachelor of Arts degree, magna cum laude, from Harvard College in 1991 and received his MBA at Harvard's Graduate School of Business in 1995.

   Clifford Reid, 40, joined the Company as Vice President, Software Development, in May 2000. From December 1999 to April 2000, Mr. Reid was Director of Professional Services at AKA Enterprise Services, a New York firm from March 1999 to December 1999 was Principal Consultant with Born Information Systems, a Dallas, Texas firm. From November 1996 to April 1999, he was Vice President, Internet Services at Cyberque, a Dallas, Texas firm, and from January 1994 to November 1996, he served in a number of positions with the Cleveland, Ohio offices of Price Waterhouse (PW Projects), including Systems Test Manager, Project Manager, Data Architect and Consultant Instructor. Mr. Reid has a Bachelor of Arts degree in Political Science from Stockton College.

   Deborah Gaines, 45, joined the Company as Editorial Director in November 1999 and became Vice President of Editorial Services in January 2000. Before joining the Company, Ms. Gaines served as Managing Editor for the Hearst magazine group at Women.com from 1998-99, spearheading the launch of new sites for Redbook and Good Housekeeping. From 1997-98, she was Managing Editor of iVillage: The Women's Network. She has also held editorial positions at Money magazine and Baby magazine, and written about travel for the New York Post, Ladies' Home Journal, Modern Bride and others. Ms. Gaines graduated from Yale University and has an M.A. in literature from Columbia University.

   Jack Rose, 36, joined the Company in April 2000 as General Counsel and Secretary. Prior thereto, from December 1996 to March 2000, Mr. Rose was Chief Executive Officer and Chief Technology Officer of ineighbors.com, a community based web site based in White Plains, New York and a member of Reynolds & Rose, P.C., a White Plains, New York law firm. From February 1993 to December 1996, Mr. Rose was an associate attorney with Clifford Chance Rogers & Wells, a New York City law firm, and from September 1990 to February 1993, an associate attorney with Weil, Gotschal & Manges, a New York City law firm. Mr. Rose received his Bachelor of Arts degree in Management Information System and Operations Management from State University of New York, Albany, in 1986, and a law degree from Hofstra University School of Law in May 1990. He is admitted to the New York and Connecticut State Bars.

Other Key Personnel

   Anthony Ruggiero, 41, joined the Company as Director of Advertising Sales and Marketing in October 1999. Prior thereto, in Spring 1999, Mr. Ruggiero was an On-Line Sales Manager for courant.com a division of Time Mirror Corporation and from 1997 through 1998 Sales Manager for Americast Division of SNET, a New Haven, Connecticut, company. From 1995 to 1997, he was a Sales Manager for TCI, a Berlin, Connecticut cable television and telecommunications company. Mr. Ruggerio received a Bachelors Degree in Finance and Management from Mercy College, Dobbs Ferry, New York in 1982.

   Yolanda Friedman, 35, joined the Company as Director of Business Development in July 1999. Prior thereto, Ms. Friedman was associated with McKinsey & Company, New York City, from September 1996 to June 1999, first as a Business Analyst and thereafter, as an Associate. From June 1995 to August 1995, she was employed as an Intern with Christie's Auction House, New York City. Ms. Friedman received a Bachelor of Arts degree in Art History from The Wharton School and the University of Pennsylvania in 1996.

   Arnold Roth, 47, became Chief Operating Officer of the Company's VCIL subsidiary in February 2000. Prior to joining VCIL, Mr. Roth served as Chief Executive Officer of Targetix Ltd., a Nes-Ziyona, Israel, Internet company from 1999 to February 2000. From 1995 to 1999, he was Chief Executive Officer of Clockwork Group, an Austin, Texas based subsidiary of the Formula Group, Herzliya, Israel. Prior thereto, he was Chief Executive Officer of Pegasus Medical Inc., a Boston based medical company prior to its sale to HBOC Inc., and Chief Executive Officer of Acumen Systems Inc., an Israeli/US text-recognition company. From 1983 to 1988, Mr. Roth was a founder and managing director of Software Corporation of Australia Ltd., an Australian company listed on the Australian Stock Exchange. He was a partner in Roth Warren, a Melbourne law firm from its inception in 1978 until 1985. Mr. Roth received a Bachelors of Economics degree in 1973 and an LL.B. degree in 1974 from Monash University, Clayton, Australia. He is admitted to practice as a lawyer in Australia and Israel.

   David L. Kahn, 43, has been the Executive Vice President and General Counsel of the Company's VCIL subsidiary since October 1996. From 1990 to 1996, Mr. Kahn was associated with Corrine Davar Property Consultants, a Jerusalem real estate firm. Mr. Kahn received a Bachelors Degree in Political Science from Yeshiva University, New York in 1978 and a J.D. Degree from Benjamin N. Cardozo School of Law, New York in 1981.

   Ellen Cohl, 33, became the Controller of VCIL in August 1997 and Vice President--Finance in January 2000. From 1995 through 1997, she was a Senior Auditor with Luboshitz Kasierer & Co., the Israeli affiliate of Arthur Andersen & Co., the accountants for the Company, VCIL and VCIIP. During 1994, Mrs. Cohl was a Special Project Leader at Deloitte & Touche LLP, New York. From July 1992 through April 1994 she was a

Senior Auditor with Bank Leumi Trust Company. Mrs. Cohl is a Certified Public Accountant and received a Bachelor of Science Degree from New York University in 1988, and a Masters Degree in Business Administration from Baruch College, The City University of New York in 1995.

                                PROPOSAL NO. 2

   RATIFICATION OF THE VIRTUAL COMMUNITIES, INC., 1999 STOCK INCENTIVE PLAN,
                            AS AMENDED AND RESTATED

   The Board of Directors proposes that the Company's stockholders ratify the Company's 1999 Stock Incentive Plan as amended and restated.

   As a result of the Merger, the Company established the Virtual Communities, Inc. 1999 Stock Incentive Plan (the "Post-Merger Plan"), which was previously approved by the Shareholders. With the rapid growth of our personnel and the increased competition to attract and retain talented personnel, the Directors adopted resolutions to amend the Post-Merger Plan and we seek ratification. We originally reserved 1,000,000 shares of common stock for issuance under our Post-Merger Plan. The Board of Directors previously adopted a resolution authorizing the increase in the authorized number of shares under the Post-Merger Plan by 500,000 shares in order to accommodate the grant of additional options under the Post-Merger Plan to new employees of the Company and others. The additional options for such shares were granted and by April 2000 were almost depleted. As our personnel base continues to grow and our ability to attract and retain key employees becomes increasingly difficult, we realize the need to offer competitive compensation packages to our employees. Accordingly, we propose for stockholder ratification of the Directors adoption of amendments to the Post-Merger Plan to increase in reserved shares of common stock for issuance under our Post-Merger Plan to an aggregate of 2,000,000 shares and to increase the amount of securities issuable under the Post-Merger Plan each year to 5% of outstanding shares. These items are discussed in detail below.

Purpose

   As of the Record Date, there were 1,000,000 shares available for future grant under the Post-Merger Plan, which was approved by the Shareholders at the Annual Meeting of the Company dated October 26, 1999. In order to continue to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, the Compensation Committee determined that it was in our best interest to increase the number of reserved shares for our stock based incentive plan. Consequently, on April 28, 2000 our Board of Directors adopted, subject to approval by our stockholders, a resolution that the Post-Merger Plan be amended to increase the aggregate number of shares available under the Post-Merger Plan from 1,000,000 shares to 2,000,000 shares (including the 500,000 shares previously approved by the Board for option grants for the rest of year 2000, and possibly beyond). In addition, the Board resolved that the Post-Merger Plan be so amended that the maximum annual replenishment in 2001 and thereafter shall increase to 5% of outstanding shares in lieu of the 2% limitation originally set forth in the Post-Merger Plan.

   The Board is submitting the Post-Merger Plan with the above-referenced proposed amendments (as amended, the "Amended Post-Merger Plan") for stockholder ratification so that, among other reasons, the compensation attributable to options granted under the Amended Post-Merger Plan may qualify as "performance-based compensation" for purposes of Section 162(m) of the Code. See "Compliance with Internal Revenue Code Section 162(m)" below.

General/Number Of Available Shares

   The following summary of the Amended Post-Merger Plan is subject, in its entirety, to the specific language of the Amended Post-Merger Plan, a copy of which is attached to this proxy statement as Exhibit A.

   The amendments to our Amended Post-Merger Plan were adopted by the Board of Directors on April 28, 2000 and are subject to stockholder ratification. We have reserved 2,000,000 shares of common stock for issuance under the Amended Post-Merger Plan. As of the Record Date, there were 1,739,000 options or awards of restricted stock outstanding under the Post-Merger Plan. The maximum number of shares that may be the subject of awards granted under the Post-Merger Plan to an individual in any fiscal year is 200,000.

Description Of The Amended Post-Merger Plan

   Purpose. The Board of Directors believes that our long term success is dependent upon our ability to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company. The Amended Post-Merger Plan is intended to strengthen us by providing an incentive to our employees, officers, consultants and directors and thereby encourage them to devote their abilities to the success of our business enterprise. We believe that grants of stock options and restricted stock motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. At present, most newly hired full-time employees are granted options. We believe that this policy is of great value in recruiting and retaining highly qualified technical and other key personnel who are in demand in the industry. The Board believes that the ability to grant options and restricted stock will be important to our future success by allowing us to remain competitive in attracting and retaining key personnel.

   Administration. The Amended Post-Merger Plan is administered by the Compensation Committee. The full Board of Directors is also authorized to make grants under the Plan. All questions of interpretation of the Amended Post-Merger Plan are determined by the Compensation Committee or the entire Board, and its determinations are final and binding upon all participants. Generally, the Compensation Committee (1) approves those persons to whom options and other awards will be granted, and (2) determines the terms and conditions of options and other awards, including the purchase price per share of options and the vesting provisions of all awards. Each of the Compensation Committee and the entire Board has the authority to make amendments or modifications to outstanding options and other awards consistent with the Plan's terms.

   Eligibility. Any of our current or future employees, officers, consultants, advisors or directors are eligible to participate in the Post-Merger Plan. Incentive stock options, qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted only to employees, including officers of the Company. Nonqualified stock options, not so qualified, and shares of restricted stock may be granted to our employees, directors, consultants or other independent advisors.

   Employee Options. The Compensation Committee or the entire Board may grant both incentive stock options and nonqualified stock options to eligible individuals. The terms of these stock options, including vesting, granted under the Amended Post-Merger Plan may be determined by the Compensation Committee or the entire Board.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY'S AMENDED POST-MERGER PLAN.

   We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR approval of the Amended Post-Merger Plan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of our common stock as of May 4, 2000 by (i) each person who owns beneficially more than 5% of our common stock, (ii) each of our directors,
(iii) each of the officers named in the table under the heading "Executive Compensation--Summary Compensation Table," and (iv) all directors and executive officers as a group. A total of 16,500,244 shares of the Companys common stock were issued and outstanding on May 4, 2000.

   The amounts and percentage of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

                                                        Number of    Percentage
Name and Address                                          Shares     of Shares
of Beneficial                                          Beneficially Beneficially
Owner(2)                                                  Owned       Owned(1)
----------------                                       ------------ ------------
Avi Moskowitz(3)......................................    609,693       3.69%
Peter A. Jacobs(4)....................................    205,989       1.24%
David Morris(5).......................................     97,249        .58%
Michael Harwayne (6)..................................     38,366        .23%
Robert J. Levenson (7)................................     54,809        .33%
Jonathan Seybold(8)...................................    157,464        .95%
Allan Dalfen(9).......................................      9,000        .05%
Fred Lafer(10)........................................     21,923        .13%
Paul and Hannah Lindenblatt(11).......................    830,446       5.03%
Roth Trust(12)........................................  1,981,446      12.01%
Net Results Holdings, LLC(13).........................  1,347,687       8.16%
Grato Holdings (14)...................................    798,553       4.84%
All Directors and Executive Officers..................  1,194,493       7.23%

--------
 (1) Percentage of the Company's common stock shares beneficially owned is based upon 16,500,422 shares of common stock outstanding as of May 4, 2000. Such number of shares does not include 15,105,922 shares issuable upon the exercise of warrants and options currently outstanding.
 (2) Except as otherwise provided, the address for all beneficial owners is c/o Virtual Communities, Inc., 589 Eighth Avenue, New York, NY 10018. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the beneficial owners have sole voting and investment power with respect to all shares of VCI common stock set forth opposite their names.
 (3) Includes options exercisable for 301,559 shares of our common stock exercisable within 60 days after May 4, 2000, including 23,017 options held by Helen Moskowitz, wife of Avi Moskowitz. Also includes warrants exercisable for 161,140 shares of common stock exercisable within 60 days after May 4, 2000. Does not include 1,981,446 shares of our common stock held by the Roth Trust, of which Mr. Moskowitz is a potential beneficiary. Mr. Moskowitz disclaims beneficial ownership of these shares.
 (4) Includes options exercisable for 38,362 shares of our common stock and warrants exercisable for 3,270 shares of common stock exercisable within 60 days after May 4, 2000. Does not include options exercisable into 69,164 shares not exercisable within 60 days of May 4, 2000.
 (5) Includes options exercisable for 38,362 shares of our common stock exercisable within 60 days after May 4, 2000. Also includes warrants exercisable for 58,921 shares of our common stock exercisable within 60 days after May 4, 2000. Does not include options exercisable into 69,164 shares not exercisable within 60 days of May 4, 2000. Does not include 775,886 shares of our common stock held by Grato Holdings Limited, which holds the shares on behalf of Ramp Trustees Limited, trustees of a trust of which Mr. Morris is a potential beneficiary. Also does not include 286,280 shares of our common stock held by Business Systems Consultants Ltd., which is controlled by a trust of which Mr. Morris is a potential beneficiary. Also does not include warrants exercisable for 22,667 shares of our common stock exercisable within 60 days after May 4, 2000, held by Grato Holding Limited, which is controlled by a trust of which Mr. Morris is a potential beneficiary. Also does not include warrants exercisable for 445,913 shares of common stock exercisable within 60 days after May 4, 2000, held by Business Systems Consultants Ltd., which is controlled by a trust of which Mr. Morris is a potential beneficiary. Mr. Morris disclaims beneficial ownership of our common stock held by Grato Holdings Limited and Business Systems Consultants Ltd., and the warrants to purchase shares of our common stock held by Grato Holdings Limited and Business Systems Consultants Ltd. The address for Business Systems Consultants Ltd. is 31-33 Le Pollet Street, Peterport, Guernsey, Channel Islands GY1 4JG.
 (6) Does not include options exercisable into 176,734 additional shares of our common stock held by Mr. Harwayne not currently exercisable.
 (7) Does not include options exercisable into 50,000 shares of common stock granted in November 1999 not exercisable within 60 days of May 4, 2000.

 (8) Includes 70,732 shares held by the Seybold Family Trust immediately exercisable warrants to purchase an additional 70,732 shares and options to purchase 16,000 shares of our common stock. Mr. Seybold is a trustee of such Trust, the beneficiaries of which are his wife and his children. Does not include options exercisable into 50,000 shares of common stock granted in November 1999 not exercisable within 60 days of May 4, 2000. The address of such trust is P.O. Box 1315 East Sound, Washington 98245. The address of Mr. Seybold is c/o Virtual Communities, Inc., 589 8th Avenue, New York, New York 10018.
 (9) Includes options to purchase 9,000 shares of our common stock. Does not include options exercisable into 50,000 shares of common stock granted in November 1999 not exercisable within 60 days of May 4, 2000.
(10) Does not include options exercisable into 50,000 shares of common stock granted in November 1999 not exercisable within 60 days of May 4, 2000. Also does not include 32,886 shares held by three adult children of Mr. Lafer. Mr. Lafer disclaims beneficial ownership of the shares held by his adult children.
(11) Sister and brother-in-law of Mr. Moskowitz. Mr. Moskowitz disclaims beneficial ownership of these shares.
(12) The address of the Roth Trust is c/o Line Holdings Ltd., 57-63 Line Wall Road, Gibraltar. Line Holdings Ltd. holds these shares as trustee of the Roth Trust. Avi Moskowitz, President and Chief Executive Officer of the Company is a potential beneficiary of the Roth Trust. Mr. Moskowitz disclaims beneficial ownership of these shares. Potential beneficiaries thereof currently have no voting power nor the power to direct the vote of such shares nor any investment power, including the power to dispose or direct the disposition of the shares that are held by the trusts. Potential beneficiaries of the trust do not have the foreseeable right within 60 days to acquire ownership, voting power and/or investment power over such securities.
(13) Includes warrants exercisable into 72,563 shares of Common Stock held by an affiliate of Net Results Holdings, LLC ("NRH") exercisable within 60 days after May 4, 2000. Does not include 133,582 shares of Common Stock held by Harry Fox, the Chairman and CEO of NRH who is a former director of VCI, nor options currently exercisable into 19,181 shares of Common Stock exercisable within 60 days after May 4, 2000 which were granted to Mr. Fox in connection with his service as a VCI director. Also does not include 264,848 shares of Common Stock transferred by NRH in March 2000 to certain officers, directors and employees of NRH. The address of NRH is 151 West 25th Street, New York, New York 10001.
(14) Shares are held by Grato Holdings Limited on behalf of Ramp Trustees Limited, trustees of a trust of which Mr. Morris is a potential beneficiary. Potential beneficiaries thereof currently have no voting power nor the power to direct the vote of such shares nor any investment power, including the power to dispose or direct the disposition of the shares that are held by the trusts. Potential beneficiaries of the trust do not have the foreseeable right within 60 days to acquire ownership, voting power and/or investment power over such securities. Includes warrants exercisable for 22,667 shares of Common Stock exercisable within 60 days after May 4, 2000. The address for Grato Holdings is 57-63 Line Wall Road, Gibraltar. Grato disclaims beneficial ownership of all such shares that it holds on behalf of the trust.

                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

                                                 Long-Term
                                 Annual         Compensation
                              Compensation         Awards
                            ------------------- ------------
      Name and
 principal position
    Compensation       Year  Salary      Bonus    Options        Other
---------------------  ---- --------    ------- ------------    -------
Avi Moskowitz          1999 $150,175(1) $     0      748,150(3) $34,901(2)
Chairman of the Board  1998 $104,950    $     0      439,682(4) $17,900
President and CEO      1997
Gregory Zink           1998 $ 97,500    $     0            0    $     0
Former Acting CEO      1997 $ 40,000(5) $     0            0    $     0
Steven Gumins (6)      1997 $ 68,750    $     0            0    $50,000(8)
Former CEO
Deborah Griffin (7)    1997 $ 64,516    $     0            0    $50,000(8)
Former COO
Theodore Lanes (9)     1998 $ 86,250    $10,000            0    $45,000
Former CFO             1997 $ 82,500    $     0            0    $     0

--------
(1) Mr. Moskowitz's compensation for 1999 was received pursuant to two separate agreements, as follows: A. an employment agreement, effective as of January 1, 1998, between Mr. Moskowitz and Virtual Communities Israel Ltd. This employment agreement was terminated in May 1999. B. an employment agreement, effective as of June 1, 1999, between Mr. Moskowitz and Virtual Communities Inc.
(2) Includes: $5,000 in the form of the use of a company automobile and related expenses; $3,798 in the form of life insurance premium; $2,890 in the form of amounts paid by Virtual Communities Israel Ltd. for "Managers Insurance", a type of pension, insurance and severance fund commonly offered by Israeli employers; and $1,016 in the form of supplemental health insurance and holiday gifts. In 1999, Mr. Moskowitz received, in part for services rendered to Virtual Communities Israel Ltd. during 1999, $22,197 in the form of reimbursement for vacation time not taken since 1997.
(3) Represents 230,200 shares of common stock underlying options granted to Mr. Moskowitz in 1999.
(4) Represents 278,542 shares of common stock underlying options granted to Mr. Moskowitz in 1997, and 161,140 shares of common stock underlying warrants issued, to Mr. Moskowitz in 1998.
(5)  Amounts paid for consulting services.
(6) In December, 1996, the Company entered into a three-year employment agreement with Mr. Gumins. The agreement provided for a base annual salary of $150,000 and bonuses at the discretion of the Board. Mr. Gumins resigned as Chief Executive Officer in May, 1997.
(7) In December, 1996, the Company entered into a three-year employment agreement with Ms. Griffin. The agreement provided for a base annual salary of $150,000 and bonuses at the discretion of the Board. Ms. Griffin resigned as Chief Operating Officer in May 1997.
(8)  Represents severance payment.
(9) Mr. Lanes resigned as Chief Financial Officer of Heuristic Development Group, Inc., in April 1999.

Option Grants

   The following table provides information regarding warrants issued during the year ended December 31, 1999 to officers of the Company. The Company has never granted stock appreciation rights.

              Option Grants in Last Fiscal Year Individual Grants

                                           Percent of Total
                                          Options Granted to
                            Number of         Employees
                           Securities    (net of forfeitures) Exercise or Base
                           Underlying    in Fiscal Year Ended Price Per Share   Expiration
Name                     Options Granted  December 31, 1999      ($/Share)         Date
----                     --------------- -------------------- ---------------- -------------
Avi Moskowitz ..........     230,200(1)          13.1%(2)          $2.10       June 30, 2004
Michael Harwayne .......     115,100(3)           6.5%(4)          $0.81       March 2, 2004
                              50,000(5)           2.8%(6)          $3.62       Nov. 10, 2004
Deborah Gaines .........      86,325(7)           4.9%(8)          $2.10       Oct. 25, 2004

--------
(1) These options were issued pursuant to the Company's employment agreement with Mr. Moskowitz entered into in June 1999.
(2) Based on an aggregate of 1,757,428 options and warrants issued (net of forfeitures) to employees in the year ended December 31, 1999, including options issued to Mr. Moskowitz.
(3) These options were issued under the Company's 1999 Stock Option Plan ("ISOP") upon Mr. Harwayne's joining the Company in March 1999. A third of these options vest over a three-year period commencing on the first anniversary of the date of their grant.
(4) Based on an aggregate of 1,757,428 options and warrants issued (net of forfeitures) to employees in the year ended December 31, 1999, including options issued to Mr. Harwayne.
(5) These options were awarded based on Mr. Harwayne's performance in accordance with his employment agreement with the Company.
(6) Based on an aggregate of 1,757,428 options and warrants issued (net of forfeitures) to employees in the year ended December 31, 1999, including options issued to Mr. Harwayne.
(7) These options were issued under the Company's 1999 ISOP upon Ms. Gaines' joining the Company in October 1999. A third of these options vest over a three-year period commencing on the first anniversary of the date of their grant.
(8) Based on an aggregate of 1,757,428 options issued (net of forfeitures) to employees in the year ended December 31, 1999, including options issued to Ms. Gaines.

Fiscal Year End Option Values

   The following table provides information concerning unexercised options held by officers as of December 31, 1999. None of the officers exercised any options during the year ended December 31, 1999.

                  Aggregated Option Exercises in Last Fiscal
                    Year and Fiscal Year-End Option Values

                               Number of Securities
                              Underlying Unexercised     Value of Unexercised
                              Options at Fiscal Year    In-the-Money Options at
                                        End               Fiscal Year End(1)
                             ------------------------- -------------------------
            Name             Exercisable Unexercisable Exercisable Unexercisable
            ----             ----------- ------------- ----------- -------------
Avi Moskowitz...............  185,676(2)   323,066(2)   $603,447    $1,049,964
                              161,140(3)         0(3)   $523,705             0
                               23,018(4)    11,512(4)   $ 74,808    $   37,414
Michael Harwayne............        0(5)   165,100(5)          0    $  536,575
Deborah Gaines..............        0(6)    86,325(6)          0    $  280,506

--------
(1) Assumes a market price for the Common Stock of the Company at December 3l, 1999 of $3.25 per share.

(2) Represents 508,742 shares of the Company's Common Stock underlying options held by Mr. Moskowitz as of December 31, 1999. 278,542 options are exercisable at $.40 per share and 230,200 options are exercisable at $2.10 per share.
(3) Represents 161,140 shares of the Company's Common Stock underlying warrants held by Mr. Moskowitz as of December 31, 1999. 115,100 warrants are exercisable at $1.00 per share and 46,040 warrants are exercisable at $.65 per share.
(4) Represents 34,530 shares of the Company's Common Stock underlying options held by Helen Moskowitz, wife of Avi Moskowitz, as of December 31, 1999. The options are exercisable at $.65 per share.
(5) Represents 165,100 shares of the Company's Common Stock underlying options held by Mr. Harwayne as of December 31, 1999. 115,100 options are exercisable at $.81 per share and 50,000 options are exercisable at $3.62 per share.
(6) Represents 86,325 shares of the Company's Common Stock underlying options held by Ms. Gaines' as of December 31, 1999. All the options are exercisable at $2.10 per share.

Employment Agreements

   In June 1999, Virtual Communities, Inc. entered into an employment agreement with Avi Moskowitz, our President and Chief Executive Officer. The agreement is for an initial three-year term, which will extend automatically unless either party gives written notice at least 90 days prior to the end of the initial term. If the agreement is automatically renewed, it will continue until terminated by either party pursuant to the agreement. Mr. Moskowitz receives an annual base salary of $182,700 (subject to change at the discretion of the Board of Directors), and will be eligible to receive annual bonuses as may from time- to-time be awarded by the Board of Directors. The agreement entitles Mr. Moskowitz to incentive stock options to purchase 230,200 shares of our common stock, which options vest over three years and are subject to the Post-Merger Plan and a related option agreement, and provides that Mr. Moskowitz is eligible for such other options as may be granted by the Board of Directors.

   Mr. Moskowitz is also entitled to other benefits including the use of an automobile and life insurance, and is entitled to participate in benefit plans that may be established by us. During the term of his employment and for one year thereafter, Mr. Moskowitz is prohibited from engaging in any business competitive with us. The agreement also imposes confidentiality and assignment of work product obligations on Mr. Moskowitz. In the event the agreement is terminated due to Mr. Moskowitz's death, for 6 months following his death we are obligated to pay the premiums for any continuation coverage for Mr. Moskowitz's immediate family pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). In the event the agreement is terminated because Mr. Moskowitz becomes permanently disabled, for 6 months following such termination we are obligated to pay the premiums for any continuation coverage for Mr. Moskowitz and his immediate family pursuant to COBRA. At any point during the term of the agreement, we are able to terminate Mr. Moskowitz "without cause" (as defined in the agreement) upon 12 months notice, provided Mr. Moskowitz receives his compensation during the notice period. At any point during the term of the agreement, Mr. Moskowitz is able to terminate the agreement for "good reason" (as defined in the agreement), and we will be obligated to pay Mr. Moskowitz's compensation as if Mr. Moskowitz had been terminated by us without cause.

   Pursuant to a separate arrangement, Virtual Communities, Inc. reimbursed Mr. Moskowitz for $10,000 of the expenses he incurred in moving his family from Israel to the New York City area.

   In February 1999, the Company entered into an employment agreement with Michael Harwayne to serve as the Company's Vice President of Business Development and Marketing. In February 2000, he was appointed Chief Operating Officer. Pursuant to the terms of the agreement, Mr. Harwayne received a salary of $90,000 per annum for the first four months of the term which amount increased to $125,000 per annum thereafter. Mr. Harwayne was also granted an option to acquire up to 100,000 shares of Common Stock of Virtual Communities, Inc. under the Company's Incentive Stock Option Plan at the fair market value of the shares at the date of grant for an exercise price of $.81 per share. One third of such shares vest on each of the first three anniversaries of the date of Mr. Harwayne's employment. Subject to approval by the Company's Board of

Directors, Mr. Harwayne was also entitled to acquire options exercisable into an additional 100,000 shares of Common Stock at an exercise price equal to the then fair market value of the Common Stock of the Company on the date of grant of the option in the event he reaches certain performance targets as determined by the Company. 50,000 of such options were granted to Mr. Harwayne in November 1999 and the remaining 50,000 options were granted by the Company in February 2000 when he was promoted to Chief Operating Officer of the Company. Either party may terminate the Employment Agreement for any reason or without cause, provided that Mr. Harwayne provides notice in writing no less than sixty (60) days prior to the effective date of such termination or the Company submits to him notice in writing no less than ninety (90) days prior to the effective date of such termination. The agreement contains confidentiality provisions and Mr. Harwayne has undertaken that he will not engage in a competing business anywhere in the world during the term and for a period of twelve (12) months thereafter.

   In October 1999, the Company entered into an employment agreement with Deborah Gaines to serve as the Company's Editorial Director. In January 2000, Ms. Gaines was promoted to Vice President of Content Services. Pursuant to the terms of the agreement, Ms. Gaines received a salary of $90,000 per annum for the first four months of the term which amount increased to $95,000 per annum thereafter. Upon her appointment as a Vice President, Ms. Gaines' salary increased to $125,000 per annum. Ms. Gaines was also granted an option to acquire up to 75,000 shares of Common Stock of Virtual Communities, Inc. under the Company's Post-Merger Plan at the fair market value of the shares at the date of grant for an exercise price of $2.10 per share. One third of such shares vest on each of the first three anniversaries of the date of Ms. Gaines' employment. Either party may terminate the Employment Agreement for any reason or without cause, provided that Ms. Gaines is put on notice in writing no less than sixty (60) days prior to the date of such termination. Ms. Gaines' agreement contains confidentiality provisions and she has undertaken that she will not, directly or indirectly, on her own behalf or in the service or on behalf of others, engage in or be involved in any competing business anywhere in the world during the term and for a period of twelve (12) months thereafter.

Committee Interlocks and Insider Participation

   Our Compensation Committee is currently comprised of Robert J. Levenson, Fred Lafer and Peter Jacobs.

   Either the entire Board or the Compensation Committee approves stock option grants. None of Messrs. Levenson, Lafer and Jacobs were, at any time during 1999, or at any other time, an officer or employee of the Company. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

   Although Messrs. Levenson, Lafer and Jacobs do not receive a salary from us, in 1999 we granted stock options to them for 50,000, 50,000 and 50,000 shares, respectively, as payments for 1999.

Certain Relationships and Related Transactions

   In January 1996, Virtual Communities Israel, Ltd. ("VCIL"), a subsidiary of the Company, purchased equipment, intellectual property rights and contractual rights from Avi Moskowitz, our President, Chief Executive Officer and Chairman, and his wife, Helen Moskowitz, in return for an obligation to pay $100,000. In June 1997, VCIL sold these assets to VCI, and we assumed the payment obligation. In December 1998, VCI permitted the Moskowitzes to convert $60,000 of this obligation into shares of VCI's common stock at a rate of $.47 per share. VCI paid the remaining $40,000 to the Moskowitzes in the form of cash and by barter between May 1998 and January 1999.

   In June, 1998, Mr. Moskowitz received a warrant exercisable until June 30, 2001 into 115,100 shares of our common stock at an exercise price of $1.00 per share in connection with his agreement to guarantee bank lines of credit for VCIL in the amount of $130,000 during 1997 and 1998. In December 1998, Mr. Moskowitz received a warrant exercisable until December 31, 2001 into 46,040 shares of our common stock at $.65 per share in consideration for the deferral of a portion of his salary from July through November 1998 and a reduction in his salary from December 1998 through February 1999.

   In April 1997, Virtual Communities, Inc. borrowed $100,000 from Business Systems Consultants ("BSC"), an entity that is affiliated with the family of David Morris, a Virtual Communities, Inc. director. In December 1998, Virtual Communities, Inc. permitted BSC to convert the principal and accrued interest of $16,900 into 286,280 shares of Virtual Communities, Inc. common stock at a rate of $.47 per share. While the original conversion rate on the loan was $.60 per share, Virtual Communities, Inc. lowered the conversion rate as an incentive to BSC to convert the loan. In consideration of the BSC loan, Virtual Communities, Inc. also issued to BSC three two-year warrants, each expiring December 31, 2000, to acquire a total of 220,992 shares of Virtual Communities, Inc. common stock at exercise prices ranging from $.30 to $.65 per share. In June 1997, Virtual Communities, Inc. issued BSC a two-year warrant, expiring December 31, 2000, to acquire 4,834 shares of Virtual Communities, Inc. common stock at an exercise price of $.60 per share. This warrant was issued in consideration of a 30-day loan to Virtual Communities, Inc. from BSC in the amount of $50,000, which Virtual Communities, Inc. repaid in July 1997. In September 1999, David Morris was issued two three-year warrants to acquire up to 243,902 shares of common stock at an exercise price of $2.10 per share in consideration of his father's guarantee of a $500,000 line of credit to Virtual Communities, Inc. Subsequently, in October 1999,
Mr. Morris transferred 219,511 of these warrants to BSC in consideration for BSC's agreement to cover the guarantee by Mr. Morris' father.

   In August and September 1999, VCIL increased its line of credit from Israel General Bank by $500,000 to $560,000. The additional amount of the line is secured by a guarantee from Conrad Morris, the father of David Morris, a director of the Company. In consideration for providing the guarantee, Virtual Communities, Inc. issued to David Morris two three-year warrants exercisable into a total of 243,902 shares of common stock at an exercise price of $2.10 per share. One warrant, for the purchase of 90,435 shares vests quarterly so that 22,609 shares vest for each quarter the guarantee remains in effect. The other warrant, exercisable into 153,466 shares, vests on a semi-annual basis so that a minimum of 76,733 shares are exercisable for every half-year that the guarantee remains in effect. Virtual Communities, Inc. also agreed to pay Conrad Morris a fee equal to two and one quarter percent (2.25%) of the amount of the line as further consideration for his guarantee. In October 1999, Mr. Morris transferred 219,511 of the 243,902 warrants to Business Systems Consultants in consideration for its agreement to back the guarantee of Conrad Morris.

   In June 1998, Mr. Morris received a warrant exercisable until June 30, 2001 into 34,530 shares of our common stock at an exercise price of $1.00 per share in connection with his agreement to guarantee a bank line of credit for VCIL in the amount of $60,000 during 1997 and 1998.

   In June 1997, Peter A. Jacobs, a Director of the Company, loaned VCI $50,000. In January 1998, Mr. Jacobs converted this loan into 95,916 shares of VCI common stock at a rate of $.60 per share. In February 1998, Mr. Jacobs loaned VCI an additional $2,706, which amount was converted in December 1998 into 7,207 shares of VCI common stock at the rate of $.47 per share. At the time of the loan, Mr. Jacobs received a warrant exercisable into 3,270 shares of our common stock at an exercise price of $.66 per share until October 31, 2000. In December 1998, Mr. Jacobs also purchased 61,233 shares of common stock from VCI for $25,000, or $.47 per share.

   In 1996 and 1997, Net Results Holdings, LLC ("NRH") loaned to Virtual Communities Israel, Ltd., on an interest-free basis, an aggregate of $250,000. Harry Fox, a former director of VCI, is a 33.6% shareholder of NRH and its Chief Executive Officer. In August 1998, VCI permitted NRH to convert the loan into 1,673,554 shares of Virtual Communities, Inc. common stock at a rate of approximately $.17 per share. NRH and certain officers and directors of NRH own approximately 10.1% of our outstanding capital stock.

   During 1997 and 1998, Virtual Communities Israel, Ltd. ("VCIL") rented approximately 2,500 square feet of office space and obtained administrative services from Versaware, Ltd., an Israeli subsidiary of Versaware
Technologies, Inc. ("Versaware"). Harry Fox, a former director of VCI prior to its merger with the Company in

October 1999, is the Chairman and Chief Executive Officer, and a 31% shareholder, of Versaware. VCIL paid Versaware, Ltd. $97,000 in 1997, and $129,000 in 1998 for this space and these services. With respect to the Versaware arrangement:

   In February 1998, VCI issued to Versaware, Ltd., a two-year warrant, expiring February 15, 2000, subsequently extended to October 2000, to purchase 16,306 shares of common stock at an exercise price of $.66. This warrant was issued in consideration of Versaware, Ltd.'s agreement to provide VCIL a 90-day extension for the payment of approximately $47,000 due to Versaware, Ltd. through May 15, 1998.

   In August 1998, VCI issued to Versaware, Ltd. a two-year warrant, expiring August 24, 2000, to purchase 15,375 shares of common stock at an exercise price of $.66 in consideration of Versaware, Ltd.'s agreement to give VCIL a 100-day extension for the payment of approximately $75,119 due to Versaware, Ltd. through August 24, 1998.

   In December 1998, VCI issued to Versaware, Ltd. a two-year warrant, expiring December 31, 2000, to purchase 40,882 shares of common stock at an exercise price of $.66 in consideration of Versaware, Ltd.'s agreement to give VCIL a 125-day extension for the payment of approximately $115,000 due to Versaware, Ltd. from September through December 1998.

   In addition, during 1997 and 1998, Virtual Communities, Inc. sublet office space and obtained office services from NRH. Harry Fox, a former director of Virtual Communities, Inc., is a 33.6% shareholder of NRH and our Chief Executive Officer and a director. Pursuant to this arrangement, VCI paid NRH $9,000 during 1997, and $19,000 during 1998. As of July 1999, VCI ceased subletting office space from NRH.

   In February 1998, VCI borrowed $50,000 from George Moskowitz, the brother of Avi Moskowitz, our President, Chief Executive Officer and Chairman. This convertible loan bore interest at the rate of 10% per annum. In consideration for the loan and for a 5-month extension of the maturity date, VCI issued to George Moskowitz a two-year warrant, expiring February 2000, which expiration date was later extended to October 2000, to purchase 61,233 shares of common stock at an exercise price of $.66 per share. Mr. Moskowitz exercised a portion of the warrant exercisable into 37,878 shares in March 2000. The loan, and interest thereon, was repaid by the VCI in January 1999. In August 1998, George Moskowitz loaned VCI an additional $50,000. This loan bore interest at the rate of 12% per annum and was due in September 1998. In consideration for this loan, VCI provided George Moskowitz with $4,200 of goods and services available to VCI through barter arrangements with our customers and agreed to issue George Moskowitz 11,510 shares of common stock for each 30-day period the loan remained outstanding following the maturity date. In December 1998, VCI issued to George Moskowitz 41,955 shares of common stock in consideration of his agreement to extend the loan through December 1998. In addition, in December 1998, Mr. Moskowitz converted the principal and accrued interest on the loan into 128,202 shares of common stock at the rate of $.47 per share.

   In connection with a private placement of securities by the Company from December 1999 though February 2000, we received a total of $985,400 in December 1999 for the sale to Paul and Hannah Lindenblatt, the sister and brother-in-law of Avi Moskowitz, our Chairman of the Board, President and Chief Executive Officer, of 400,000 shares of restricted common stock and a three-year warrant, exercisable for 40,000 shares of common stock at a purchase price of $2.46 per share. We made the private placement offering under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The terms of the offering provided for issuance of the restricted common stock at a purchase price equal to 35% below the market valuation of our publicly traded common stock and the issuance of a warrant exercisable for the purchase of one share of common stock for each ten shares purchased. The warrants become exercisable six months after the date of issuance. The restricted shares of common stock and the shares of common stock to be issued upon exercise of the warrant may be offered for public resale only if registered under the Securities Act of 1933 or an exemption therefrom. We have agreed to provide the purchasers with certain registration rights with respect to the restricted common stock and the common stock underlying the warrants.

   The Lindenblatts are not involved in the management or control of the Company nor are they otherwise affiliated with us or our management, and their respective holdings of common stock after such purchase represent in the aggregate approximately 5% of outstanding shares of our common stock. The sale of the first tranche of the private placement to the purchasers was made without regard to any familial relationship, at arms length, on the same terms and conditions of the private placement offering to other accredited investors.

   The second tranche of such private placement of securities was made in January 2000 when the Company sold 286,280 shares of restricted common stock and a three-year warrant, exercisable into 28,628 shares of common stock at a purchase price of $2.11 per share, to BSC.

   Such registration rights commence six months from the date of purchase and if the registration is declared effective by the Securities and Exchange Commission, public resale of such securities shall be permitted. We paid approximately $50,000 in financial advisory consultant fees and issued warrants exercisable into 205,884 shares at exercise prices ranging from $2.11 to $2.46 related to the closing of the first and second tranches of the private placement offering. The remainder of the private placement was made to non-affiliated, accredited investors in subsequent tranches through February 2000, for aggregate proceeds of approximately $3.5 million, including the proceeds from the sale of the securities to the Lindenblatts and BSC. The Company issued additional warrants exercisable into 41,058 shares of our common stock at exercise prices ranging from $2.67 to $3.42 per share in connection with additional sales made under the private placement. The terms and conditions of the private placement offering were duly authorized by our Board of Directors as being reasonable and in the best interests of the Company, with particular regard to our need for operating capital and the limited availability of other reasonable financing alternatives.

Compliance With Section 16(A) of the Exchange Act

   Section 16(a) of the Securities and Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file certain reports regarding ownership of, and transactions in, our securities with the SEC and with The Nasdaq Stock Market, Inc. Such officers, directors, and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on our review of copies of Forms 3 and 4 and any amendments furnished to us pursuant to Rule 16a-3(e) and Forms 5 and any amendments furnished to us with respect to the 1999 fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, we believe that, during the 1999 fiscal year, our officers and directors have complied with all Section 16(a) applicable filing requirements.

                                Proposal No. 3.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors of the Company has selected Arthur Andersen LLC as independent auditors of the Company for the fiscal year ending December 31, 2000. A representative of Arthur Andersen LLC is expected to be present at the meeting to answer any questions or comments from stockholders. The Board of Directors of the Company recommends a vote FOR approval of the ratification of Arthur Andersen LLC as the Company's auditors.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors establishes our general compensation policies as well as the compensation plans and specific compensation levels for executive officers. The Compensation Committee administers our stock based incentive plans for executive officers.

   The Compensation Committee believes that the compensation of our executive officers, including the CEO's, should be influenced by our performance. Employment agreements with certain of our executive officers establish base salary levels, and any salary increases are made in accordance with those agreements. Additional compensation in the form of cash bonuses or stock options is made in accordance with the employment agreements, where applicable, or at the discretion of the Compensation Committee, or the full Board, taking into account the contributions made by the executive officers to the Company, as well as anticipated performance of the Company in the coming year. The Compensation Committee believes that our executive officer salaries in 1999 did not exceed levels in the industry for similarly-sized businesses.

   During 1998 and 1999, the CEO received salary increases of 22% and 60%, respectively, and no salary increases were given to other executive officers. The salary increases received by the CEO was pursuant to his employment agreements as described above.

   In addition to salary, the Board or the Compensation Committee, from time to time, grants options to executive officers. The Compensation Committee views option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to our stock price, the Compensation Committee believes that options motivate executive officers to manage us in a manner that will also benefit stockholders. As such, options are granted at the current market price. One of the principal factors considered in granting options to an executive officer is the executive officer's ability to influence our long-term growth and profitability.

   During 1999, a total of 230,200 options were granted to the CEO and a total of 251,425 options were granted to the other executive officers.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Code was enacted in 1993 and generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by a corporation on the last day of the taxable year. Section 162(m), however, does not disallow a federal income tax deduction for qualified "performance-based compensation," the material terms of which are disclosed to and approved by stockholders.

   The Compensation Committee has considered the tax deductibility of compensation under Section 162(m). We generally have structured and intend to administer our stock based incentive plans with the intention that the resulting compensation may qualify as "performance-based compensation" and could be deductible. However, there can be no assurances and the Board has retained flexibility in this regard. It is not expected that any executive officer's compensation will be non-deductible in 2000 by reason of the application of Section 162(m). Compensation attributable to options granted under the Amended Post-Merger Plan will be subject to the deduction limitation of section 162(m).

                                          COMPENSATION COMMITTEE OF THE BOARD
                                          OF DIRECTORS

                                              Robert J. Levenson
                                              Fred S. Lafer
                                              Peter A. Jacobs

                         STOCKHOLDER PROPOSALS FOR THE
                              2001 ANNUAL MEETING

   We welcome comments and suggestions from our stockholders. Here are the ways a stockholder may present a proposal for consideration by the other stockholders at our 2001 Annual Meeting:

   In our Proxy Statement. If a stockholder wants to submit a proposal for inclusion in our proxy statement and form of proxy under Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") for the 2001 Annual Meeting of Stockholders, we must receive the proposal in writing on or before 5 p.m., Eastern time, January 12, 2001.

   At the Annual Meeting. Under our By-Laws, if a stockholder wishes to nominate a director or bring other business before the stockholders at the 2001 Annual Meeting, we must receive the stockholder's written notice not less than 45 days nor more than 75 days prior to the date on which the corporation first mailed its proxy materials for the previous year's annual meeting of the shareholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year). The notice must contain the specific information required in our By-Laws. A copy of our By-Laws may be obtained by writing to the General Counsel and Secretary.

   Any action required by statute to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the mininum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective a written consent must follow the procedure laid out in our By-Laws.

   All proposals should be made in writing and sent via registered, certified or express mail, to our executive offices, 589 Eighth Avenue, 7th Floor, New York, New York 10018, Attention: General Counsel and Secretary.

                                OTHER BUSINESS

   The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned in this proxy statement is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to those matters in accordance with their judgment.

                                          By Order of the Board of Directors


                                          Jack Rose
                                          General Counsel and Secretary

New York, New York
May 15, 2000

                                                                      EXHIBIT A

                           VIRTUAL COMMUNITIES, INC.

                           1999 STOCK INCENTIVE PLAN
                           (as amended and restated)

   1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

   2. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

     (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

     (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

     (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

     (f) "Board" means the Board of Directors of the Company.

     (g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the
  Grantee's: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or a Related Entity; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of Disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Grantee's Continuous Service pursuant to (i) or (ii) above, the Administrator shall provide the Grantee with notice of the Company's or such Related Entity's intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in his or her service to the Company's or such Related Entity's satisfaction. During this 30 day (or longer) period, no Award issued to the Grantee under the Plan may be exercised or purchased.

     (h) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

       (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

       (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

     (i) "Code" means the Internal Revenue Code of 1986, as amended.

     (j) "Committee" means any committee appointed by the Board to administer the Plan.

     (k) "Common Stock" means the common stock of the Company.

     (l) "Company" means Virtual Communities, Inc., a Delaware corporation.

     (m) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

     (n) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six
  (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

     (o) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence,
  (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     (p) "Corporate Transaction" means any of the following transactions:

       (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

       (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

       (iv) acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
    Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

     (q) "Covered Employee" means an Employee who is a covered employee" under Section 162(m)(3) of the Code.

     (r) "Director" means a member of the Board or the board of directors of any Related Entity.

     (s) "Disability" means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.

     (t) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

     (u) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

     (v) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (w) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

       (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

       (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

     (x) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

     (y) "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

     (z) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (aa) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (bb) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (cc) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

     (dd) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (ee) "Performance--Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

     (ff) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

     (gg) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

     (hh) "Plan" means this 1999 Stock Incentive Plan.

     (ii) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

     (jj) "Related Entity Disposition" means the sale, distribution or other disposition by the Company, a Parent or a Subsidiary of all or substantially all of the interests of the Company, a Parent or a Subsidiary in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company, a Parent or a Subsidiary.

     (kk) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

     (ll) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

     (mm) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

     (nn) "Share" means a share of the Common Stock.

     (oo) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3. Stock Subject to the Plan.

   (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 2,000,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to five percent (5%) of the number of Shares outstanding as of such date or a lesser number of Shares determined by the Administrator. Notwithstanding the foregoing, subject to the provisions of Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be 2,000,000 Shares, plus an annual increase to be added on the first day of the Company's fiscal year beginning in 2001 equal to the lesser of (x) 1,000,000 Shares, (y) five percent (5%) of the number of Shares outstanding as of such date, or (z) a lesser number of Shares determined by the Administrator. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

   (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

   4. Administration of the Plan.

   (a) Plan Administrator.

     (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

     (ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

     (iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

     (iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

   (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

     (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

     (ii) to determine whether and to what extent Awards are granted hereunder;

     (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

     (iv) to approve forms of Award Agreements for use under the Plan;

     (v) to determine the terms and conditions of any Award granted hereunder;

     (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

     (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

     (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

     (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

   5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

   6. Terms and Conditions of Awards.

   (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

   (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

   (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

   (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

   (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

   (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

   (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

   (h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be 200,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by
Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

   (i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

   (j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

   (k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by gift or through a domestic relations order to members of the Grantee's Immediate Family to the extent provided in the Award Agreement or in the manner and to the extent determined by the Administrator.

   (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

   7. Award Exercise or Purchase Price, Consideration, Taxes and Reload
Options.

   (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

     (i) In the case of an Incentive Stock Option:

       (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

       (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

     (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

     (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

     (iv) In the case of other Awards, such price as is determined by the Administrator.

     (v) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

   (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

     (i) cash;

     (ii) check;

     (iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

     (iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

     (v) any combination of the foregoing methods of payment.

   (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

   8. Exercise of Award.

   (a) Procedure for Exercise; Rights as a Stockholder.

     (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

     (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

   (b) Exercise of Award Following Termination of Continuous Service.

     (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

     (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

     (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

   9. Conditions Upon Issuance of Shares.

   (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

   10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar event affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or
(iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

   11. Corporate Transactions/Change in Control/Related Entity
Dispositions. Except as may be provided in an Award Agreement:

     (a) In the event of a Corporate Transaction, each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Corporate Transaction, for all of the Shares at the time represented by such Award. Effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if the Awards are, in connection with the Corporate Transaction, assumed by the successor corporation or Parent thereof.

     (b) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights, immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by such Award.

     (c) Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, the Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition shall be deemed to terminate and each Award of such Grantee which is at the time outstanding under the Plan automatically shall become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Incentive Stock Options) and repurchase or forfeiture rights for all of the Shares at the time represented by such Award and be exercisable in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate if such Award is, in connection with the Related Entity Disposition, assumed by the successor entity or its Parent.

   12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten
(10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

   13. Amendment, Suspension or Termination of the Plan.

     (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

     (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

   14. Reservation of Shares.

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

   16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

   17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

                       Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                           Virtual Communities, Inc.

                                 June 6, 2000

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

A  [X]  Please mark your
        votes as in this
        example using
        dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1), (2) AND (3) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.


1. Election of seven (7) directors, to serve until the 2001 Annual Meeting & Stockholders.

FOR all nominees             WITHHOLD:           Nominees:  Avi Moskowitz
 Listed at right             AUTHORITY                      Robert J. Levenson
(except as marked to       to vote for all                  Fred S. Lafer
 The contrary below.)   nominees listed at right            Jonathan W. Seybold
                                                            Allan Dalfen
   [ ]                         [ ]                          Peter A. Jacobs
                                                            David Morris

FOR, except withheld vote for the following nominee(s):

--------------------------------------------------------------------------------

2. To ratify the amendments to the 1999 Stock Incentive Plan of Virtual Communities, Inc.

            FOR                AGAINST            ABSTAIN

            [ ]                 [ ]                 [ ]

3. To ratify the appointment of Arthur Andersen as independent auditors of Virtual Communities, Inc. for the fiscal year 2000.

            FOR                AGAINST            ABSTAIN

            [ ]                 [ ]                 [ ]


4. Upon any and all other business that may properly come before the Annual Meeting.

    This Proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs (1), (2) and (3) unless the shareholder specifies otherwise, in which case it will be voted as specified.


SIGNATURE ______________________________________________ DATED _____, 2000


SIGNATURE ______________________________________________ DATED _____, 2000

        NOTE: PLEASE SIGN EXACTLY AS NAME OR NAMES APPEAR HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR
FULL TITLE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PARTNER.

PROXY                                                                PROXY

                           VIRTUAL COMMUNITIES, INC.

                (SOLICITED OR BEHALF OF THE BOARD OF DIRECTORS)

        The undersigned holder of Common Stock of Virtual Communities, Inc., revoking all proxies previously given, hereby constitutes and appoints Avi Moskowitz, Michael Harwayne and Jack Rose, and each of them Proxies, with full power of substitution and re-substitution, on behalf and in the name of the undersigned, to vote all of the undersigned's shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Virtual Communities, Inc., to be held at the offices of the Company, 589 8th Avenue, 7th floor, New York City, New York, 10018 on Tuesday, June 6, 2000, at 10:30 a.m., Easter time, and at any adjournments or postponements thereof.

        The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies previously given.

        Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposals 2 and 3.

           PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE